EXHIBIT 10.72
Torvec, Inc., 2011 Stock Option Plan
Article 1.
Establishment; Purpose; Shareholder Approval;
Effective Date; and Duration
1.1 Establishment. Torvec, Inc., a New York corporation, hereby establishes the Torvec, Inc. 2011 Stock Option Plan (the “Plan”) as set forth in this document.
1.2 Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers, employees, directors and consultants providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing the participants of the Plan with equity incentives in the form of stock options.
1.3 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held January 27, 2011, but in any event, not later than November 3, 2011. If the Plan is not approved by November 3, 2011, the Plan shall terminate and any Options granted pursuant to the Plan shall also be terminated concurrently therewith and shall thereafter be null and void.
1.4 Effective Date. The Plan shall be effective as of January 27, 2011, the date the Plan was approved by the Company’s shareholders (the “Effective Date”).
1.5 Duration of the Plan. Unless sooner terminated as provided in Section 10.2, the Plan shall terminate on the earliest of (a) the tenth (10th) anniversary of the Effective Date; or (b) the date on which no Shares subject to the Plan remain available to be granted as Options under the Plan according to its provisions. After this Plan is terminated, no Options maybe granted but Options previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
Article 2.
Definitions
Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.
2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Options must cover “service recipient stock” in order to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A of the Code.
2.2 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.3 “Board” means the Board of Directors of the Company.
2.4 “Change of Control” means, except to the extent the applicable Option Agreement provides otherwise or incorporates a different definition of “Change in Control.”
(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than a majority of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 245(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “ Successor Entity “)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) After which no person or group beneficially owns voting securities representing a majority or more of the combined voting power of the Successor Entity; provided however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as having Beneficially Ownership of a majority or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any Option which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) of this Section 2.4 with respect to such Option must also constitute a “change in control event,” as defined in Section 409A of the Code.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
2.6 “Committee” means (a) the committee of Directors appointed by the Board to administer the Plan or (b) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Options to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are Non-Employee Directors, and to the extent required for Options to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are Outside Directors. Prior to November 3, 2010, the Board constituted the Committee. Effective as of November 3, 2010, the Governance and Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board.
2.7 “Company” means Torvec, Inc., a New York corporation, and any successor thereto.
2.8 “Consultant” means any natural person (other than an Employee or a Director, solely with respect to rendering Services in such person’s capacity as a Director) who either (a) is engaged by, and provides to, the Company or any Affiliate bona fide consulting or advisory services, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction for the benefit of the Company or its Affiliates, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliate’s securities or (b) otherwise meets the definition of a “consultant or advisor” within the meaning Form S-8 promulgated under the Securities Act.
2.9 “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee” as such term is defined in Section 162(m)(4) of the Code and its accompanying Treasury Regulations.

2.19 “Director” means a member of the Board of Directors of the Company.
2.11 “Effective Date” means the date set forth in Section 1.5.
2.12 “Employee” means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, the Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period.
2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
2.14 “Fair Market Value” means, as of any date, the per Share value determined as follows:
(a) The closing price of a Share on a recognized national exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or
(b) In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.
2.15 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.16 “Non-Employee Director” means a Director of the Company who either (a) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.17 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.18 “Option” means any stock option granted in accordance with Article 6 of the Plan.
2.19 “Option Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Option granted under this Plan and any amendments thereto that are made in accordance with the terms of the Plan.
2.20 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.3 of the Plan.
2.21 “Outside Director” means a Director of the Company who either (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code. and the regulations promulgated thereunder.
2.22 “Participant” means any eligible person as set forth in Section 4.1 to whom an Option is granted.
2.23 “Performance-Based Compensation” means compensation under an Option that is intended to constitute “qualified performance-based compensation” paid to Covered Employees within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Option that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.24 “Performance Measures” means measures, as described in Section 7.2, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Options as Performance-Based Compensation.
2.25 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of vesting with respect to an Option.
2.26 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “ group “ as defined in Section 13(d) thereof.

2.27 “Plan” means the Torvec, Inc. 2011 Stock Option Plan.
2.28 “Plan Year” means the applicable fiscal year of the Company.
2.29 “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
2.31 “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
2.32 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute
2.33 “Service” means service as an Employee, Director or Consultant.
2.34 “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 9 hereof.
2.35 Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A of the Code).
2.36 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.
Administration
3.1 Authority of the Committee.
(a) The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Option Agreements and full authority to recommend to the Board for its final approval, the Employees, Directors and Consultants to whom Options will be granted, and to determine the type and amount of Options to be granted to each such Employee Director or Consultant, the terms and conditions of Options and Option Agreements and all other determinations that are required or may be made by the Committee pursuant to this Plan and any Options. In each case, the determination of the Committee shall be conclusive and binding on Participants under the Plan.
(b) Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 10, clarify, construe or resolve any ambiguity in any provision of the Plan or any Option Agreement, extend the term or period of exercisability of any Options, or waive any terms or conditions applicable to any Option. Options may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Options previously granted by the Company or any of its Subsidiaries or Affiliates or a corporation acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Delegation. The Committee may delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable; provided that no delegation shall be permitted under the Plan that is prohibited by applicable law.
Article 4.
Eligibility and Participation
4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Options. A Participant may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to a Participant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Options under the Plan.

4.2 Type of Options.
(a) Options under the Plan may be either (i) Non-Qualified Stock Options, or (ii) Incentive Stock Options. Non-Qualified Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), provided, that no person who qualifies as a Ten Percent Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
(b) The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design Options that qualify as Performance-Based Compensation, as described in Article 7 hereof. Subject to the provisions of Section 9.1 hereof, the maximum number of Shares that may be subject to Options granted to any one person under the Plan shall not exceed 1,000,000 Shares. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options that are canceled or re-priced.
Article 5.
Shares Subject to the Plan
5.1 General. Subject to adjustment as provided in Article 9 hereof, the maximum number of Shares available for issuance to Participants pursuant to Options under the Plan shall be 3,000,000 Shares. Of this number, the maximum number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000 Shares, subject to Article 9 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, in each case as the Committee may determine from time to time in its sole discretion.
5.2 Additional Shares. Any Shares covered by an Option (or a portion of an Option) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan and shall again be available for Options under the Plan. Notwithstanding this provision, Shares issued by the Company upon the exercise of Options shall not be replenished and/or replaced for purposes of calculating the aggregate number of Shares reserved for issuance under the Plan. Further, “recycling” is not permitted with to common stock transferred as consideration for the purchase of Shares underlying an Option, common stock retained to satisfy tax withholding obligations or common stock repurchased by the Company in open market transactions.
5.3 Reservation of Shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of Shares as will be required to satisfy the requirements of outstanding Options under the Plan.

5.4 Other. Nothing in this Article 5 shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (a) impair the validity of any outstanding Option, whether or not that Option is fully exercisable, or (b) impair the status of any Shares previously issued pursuant to an Option as duly authorized, validly issued, fully paid, and non-assessable. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of Options granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.
Article 6.
Terms and Conditions of Options
The Committee is hereby authorized to recommend to the Board for its final approval, the grant of all Options to Participants. The Committee shall determine whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option, including, but not limited to, the vesting schedule, the number of Shares subject to the Option, the Option Price, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:
6.1 Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee, or if applicable its designee, from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
6.2 Date of Grant. The date of grant of an Option will be the date on which the Board finally approves the grant of Options as recommended by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.
6.3 Option Price. The Option Price shall be not less than 100% of the Fair Market Value of the Shares on the date of grant of the Option, provided that the Committee may set an Option Price at less than said amount if such Option would be permitted under the exemptions provided pursuant to Section 409A of the Code, including the short term deferral rules set forth therein. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant. Once set, the Option Price is not subject to repricing, either directly (lowering the exercise price of an outstanding Option) or indirectly (canceling an outstanding Option and granting a replacement Option with a lower exercise price).

6.4 Method of Exercise. Except as otherwise provided in the Plan or in an Option Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 11.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares previously owned by the Participant having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan, including but not limited to, payment in accordance with a “cashless” exercise feature.
6.5 Option Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.
6.6 Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.
6.7 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.

6.8 Performance Goals. The Committee may condition the grant of Options or the vesting of Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Option Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.
Article 7.
Performance-Based Compensation
7.1 Grant of Performance-Based Compensation. To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Option so that the amounts or Shares payable or distributed pursuant to such Option are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations.
7.2 Performance Measures.
(a) The vesting of Performance-Based Compensation shall be based on the achievement of objective performance goals based on any of the following Performance Measures, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (i) sales or revenue; (ii) earnings per share; (iii) measurable achievement in quality, operation and compliance initiatives; (iv) objectively determinable measure of non-financial operating and management performance objectives; (v) net earnings (either before or after interest, taxes, depreciation and amortization); (vi) economic value-added (as determined by the Committee); (vii) net income (either before or after taxes); (viii) operating earnings; (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) cash flow return on capital; (xi) return on net assets; (xii) return on shareholders’ equity; (xiii) return on assets; (xiv) return on capital; (xv) shareholder returns, dividends and/or other distributions; (xvi) return on sales; (xvii) gross or net profit margin; (xviii) productivity; (xix) expenses; (xx) margins; (xxi) operating efficiency; (xxii) customer satisfaction; (xxiii) working capital; (xxiv) debt; (xxv) debt reduction; (xxvi) price per share of stock; (xxvii) market share; (xxviii) completion of acquisitions; (xxix) business expansion; (xxx) product diversification; (xxxi) new or expanded market penetration; (xxxii) book value; and (xxxiii) the Per Fair Market Value on any day in the future. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (A) extraordinary, unusual or non-recurring items; (B) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (C) effects of currency fluctuations; (D) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) expenses for restructuring, productivity initiatives or new business initiatives; (F) impairment of tangible or intangible assets; (G) litigation or claim judgments or settlements; (H) non-operating items; (I) acquisition expenses; (J) discontinued operations; and (K) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s Option in whole or to any designed portion thereof, as the Committee may specify.

(b) Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (A) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (B) mergers and acquisitions; and (C) financing transactions, including selling accounts receivable.
7.3 Establishment of Performance Goals for Covered Employees. The exercisability of a Covered Employee’s Option’s shall be determined based on the attainment of written performance goals established by the Committee. The Committee shall identify the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard and the formula for determining the portion of the Option that is exercisable if such performance goals are obtained. The Committee shall establish the performance goals (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Covered Employees and the Committee shall identify the Participants or class of Participants to which such performance goals apply.
7.4 Adjustment of Performance-Based Compensation. Options that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Options downward, either on a formula or discretionary basis or any combination, as the Committee determines.
7.5 Certification of Performance. No Option designed to qualify as Performance-Based Compensation shall be vested with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.
7.6 Interpretation. Each provision of the Plan and each Option Agreement relating to Performance-Based Compensation shall be construed so that each such Option shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.

Article 8.
Compliance with Section 409A of the Code
8.1 General. The Company intends that any Options be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Options. Notwithstanding the Company’s intention, in the event any Option is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Options, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Option from the application of Section 409A, (ii) preserve the intended tax treatment of any such Option, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Option.
8.2 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Option Agreement providing for the exercise of Options that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Option Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
Article 9.
Adjustments
9.1 Certain Adjustments Due to Corporate Events. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, extraordinary stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than regular cash or stock dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under their Options and the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under Options, the number and kind of Shares or other property subject to outstanding Options, or the Option Price of outstanding Options, and the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

9.2 Change of Control Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Option Agreement, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding Options: (a) continuation or assumption of such outstanding Options under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of Options with substantially the same terms for such outstanding Options; (c) accelerated vesting of outstanding Options to the extent unvested immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Options shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Options for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Options or portion thereof being canceled) over the aggregate Option Price, as applicable, with respect to such Options or portion thereof being canceled (which may be zero).
Article 10.
Amendment, Modification, Suspension and Termination
10.1 Amendment, Modification, Suspension and Termination of Plan. Subject to Section 10.2, the Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 10.1, an “Action”) the Plan or any portion thereof or any Option (or Option Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 9 or this Article 10:
10.2 Required Approvals
(a) Notwithstanding the foregoing, the Committee may not take any Action without approval of the Company’s shareholders by a vote of the majority of Shares cast at a duly held meeting of shareholders (or if permitted by a written consent of the holders of a majority of the outstanding Shares):
(i) if such approval is necessary to comply with any tax, statutory or regulatory requirement applicable to the Plan,
(ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval),
(iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or
(iv) for any Action that results in a reduction of the Option Price of any outstanding Options or cancellation of any outstanding Options in exchange for cash, or for other Options with an Option Price that is less than the Option Price of the original Options, and

(b) Notwithstanding the foregoing, the Committee may not take any Action without the written approval of the affected Participant, if such Action would materially diminish the rights of any Participant under any Option theretofore granted to such Participant under the Plan; provided, further, that the Committee may amend the Plan, or any Option Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.
10.2 Conditional Options. Notwithstanding the above, the Committee may issue conditional Options subject to approval of the shareholders of the Company in the manner and to the extent required by applicable law.
Article 11.
General Provisions
11.1 Forfeiture Events.
(a) The Committee may specify in an Option Agreement that the Participant’s rights, payments and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Option. Such events may include, but shall not be limited to, termination of employment for cause (as defined in the Option Agreement) termination of the Participant’s provision of services to the Company, Affiliate or Subsidiary, violation of material Company, Affiliate or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate or Subsidiary.
(b) If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith), but shall not be obligated to, direct that the Company recover all or a portion of any Option granted with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Option exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated or to be promulgated thereunder, or policies the Company may adopt pursuant thereto). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, an Affiliate or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices or (iv) by any combination of the foregoing.

11.2 No Right to Service. The granting of an Option under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
11.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Option or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
11.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Options issued under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Options or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Option under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
11.5 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Option as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

11.6 Compliance with Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
The restrictions contained in this Section 11.6 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 11.5. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
11.7 No Shareholder Rights. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Option until the Participant becomes the record holder of such Shares.
11.8 Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person, or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.
11.9 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.
11.10 Successors. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.11 New York Law. The Plan and each Option Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Option Agreement, recipients of an Option under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in Monroe County, New York to resolve any and all issues that may arise out of or relate to this Plan or any related Option Agreement.
11.12 Delivery of Electronic Documents. To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Option issued hereunder (including without limitation, prospectuses required by the Securities & Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (b) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Option Agreements) in a manner prescribed to the Committee.
11.13 Indemnification.
(a) Subject to requirements of New York law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless
11.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

NONQUALIFIED STOCK OPTION AGREEMENT
[For Directors]
This NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) is made effective as of the  _____  day of  _____  (the “Date of Grant”), between Torvec, Inc., a New York corporation (the “Company”), and  _____  (the “Participant”).
R E C I T A L S:
WHEREAS, on November 3, 2010, the Company’s Board of Directors (the “Board”) adopted the Torvec, Inc. 2011 Stock Option Plan (the “Plan”) which provides for the grant of options to purchase shares of the Company’s common stock, par value $.01 per share (“Shares”) to employees, directors, officers and consultants;
WHEREAS, on January 27, 2011, the Company’s shareholders approved the Plan; and
WHEREAS, as an inducement for the Participant to join the Board and become a director of the Company, the Board has approved the grant to the Participant of the Option provided for herein which is subject to the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Option Grant.
(a) The Company hereby grants to the Participant the right and option (the “Option”) to purchase  _____  Shares (“Optioned Shares”), on the terms and conditions herein.
(b) The Option is intended to be a Nonqualified Stock Option and is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and the accompanying Treasury Regulations under the short-term deferral exception. The Option shall be administered and interpreted in a manner that is consistent with Section 409A’s short-term deferral exception and the regulations thereunder. Notwithstanding the preceding sentence, neither the Company, nor the Committee, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any acceleration of income, or any tax or additional tax, asserted by reason of any failure of the Option or any portion thereof or this Option Agreement to satisfy the requirements for exemption from, or compliance with, Section 409A. Without limiting the foregoing, the Company makes no guarantees regarding the tax treatment of the Option or this Option Agreement.
(c) Neither the Company, nor the Committee, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any tax asserted under Section 4999 of the Code.

2. Option Price. The exercise price of the Optioned Shares subject to the Option shall be  _____  ($_____) per Share (the “Option Price”).
3. Option Term. The term of the Option shall, commence on the Date of Grant and unless earlier terminated pursuant to Sections 4(b) and 6 below, shall continue until 5:00 p.m., est. on  _____  (the “Option Term”).
4. Option Plan.
(a) This Option is granted pursuant to the Plan which is incorporated herein by reference. The terms and provisions of the Plan may be amended from time to time as provided therein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Plan.
(b) Notwithstanding anything to the contrary, the Option shall not be exercisable until the time that all legal requirements in connection with the Plan have been fully complied with, including approval of the Plan by the Company’s shareholders. The Company will exercise its commercially reasonable efforts to present the Plan for consideration and a vote at the 2011 Annual Meeting. If the Plan is not approved by the Company’s shareholders as required by the Plan, then this Option shall automatically terminate and be of no further force or effect as provided in the Plan.
5. Vesting of the Option and Exercise Period.
(a) The Option shall vest in equal installments of the Optioned Shares on  _____  in each of the following calendar years set forth below (each, a “Vesting Date”) so long as the Participant has served as a director of the Company from the Date of Grant and continuing through the Vesting Date. At any time, the portion of the Option which has become vested in accordance with the terms hereof shall be called the “Vested Portion”.

Vested Portion
	Vested	of Options
Year	Percentage	Shares
2012
2013
2014
2015
(b) The Vested Portion will be forfeited if not otherwise exercised by the Participant by March 15th following the end of the Company’s taxable year in which the Vesting Date occurs.

6. Termination of Service as a Director of the Company.
(a) Upon a termination of the Participant’s service as a director of the Company for any reason (including resignation, removal, failure to be elected as a director of the Company at any Annual Meeting of Shareholders) other than death, then any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall continue to be exercisable for the earlier to occur of (i) the ninetieth (90th) day following such termination of service or (ii) the March 15th following the end of the Company’s taxable year in which the Vesting Date occurred with respect to such Vested Portion.
(b) Upon a termination of the Participant’s service as a director of the Company due to death, then any unvested portion of the Option shall immediately terminate and be forfeited without consideration and the Vested Portion shall continue to be exercisable until March 15th following the end of the Company’s taxable year in which the Vesting Date occurred with respect to such Vested Portion.
7. Exercise Procedures.
(a) Notice of Exercise. To the extent exercisable, the Participant or the Participant’s legal representative may exercise the Vested Portion or any part thereof prior to the expiration of the applicable Option Term corresponding to the Vested Portion by giving written notice to the Company in the form attached hereto as Exhibit A (the “Notice of Exercise”). The Notice of Exercise shall be signed by the person exercising such Option. In the event that such Option is being exercised by the Participant’s legal representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such legal representative’s right to exercise such Option on behalf of the Participant’s estate.
(b) Method of Exercise. The Participant or the Participant’s legal representative shall deliver to the Company at the time the Notice of Exercise is delivered, payment of the aggregate Option Price due with respect to the Optioned Shares being purchased by payment in cash, cashier’s check or certified check or other appropriate form approved by the Committee.
(c) Issuance of Optioned Shares. Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall promptly cause the Optioned Shares underlying the exercised Option to be issued in the name of the Person exercising the Option. Until certificates for the Optioned Shares have actually been issued and registered in such Person’s name on the books of the Company or its registrar upon the due exercise of the Option, such Person shall not have any of the rights of a shareholder with respect to the Optioned Shares being purchased. The Company shall be allowed a reasonable time following delivery of a properly executed Notice of Exercise and payment of the Option Price in which to accomplish the issuance and registration.

8. Electronic Delivery of Documents. The Participant agrees that the Company may deliver by e-mail all documents relating to the Plan or this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify the Participant by e-mail.
9. Securities Trading Policy. The Participant agrees to comply with the Company’s Securities Trading Policy when selling Optioned Shares.
10. Adjustment of Optioned Shares. In the event of any corporate event or transaction (as described in Article 12 of the Plan), the terms of this Option Agreement (including, without limitation, the number and kind of Optioned Shares subject to this Option Agreement and the Option Price) may be adjusted as set forth in Article 12 of the Plan.
11. No Right to Continued Service as Director of Company. The granting of the Option evidenced hereby and this Option Agreement shall impose no obligation on the Company or any Affiliate to continue the Participant as a director of the Company and shall not lessen or affect any right that the Company may have to remove him as a director.
12. Securities Laws/Legend on Certificates.
(a) The issuance and delivery of Optioned Shares shall comply with all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Optioned Shares may then be listed and/or traded. If the Company deems it necessary to ensure that the issuance of Optioned Shares under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary to satisfy such requirements. The exercise of the Option may be temporarily suspended by the Company without liability to the Company during times when no registration statement with respect to the Optioned Shares to be acquired pursuant to the Option is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of the Option Term during such a suspension, then if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any registration statement covering resales of Optioned Shares acquired pursuant to the exercise of the Option.

(b) The Participant will furnish to the Company a copy of each Form 4 or Form 5 filed by him pursuant to Section 16(a) of the Securities Exchange Act of 1934 and will timely file all reports required under federal securities laws with respect to the Optioned Shares he acquires pursuant to the exercise of the Option. The Participant will report all sales of Optioned Shares to the Company in writing on the form prescribed from time to time by the Company. The certificates representing the Optioned Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem reasonably advisable, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13. Transferability. Unless otherwise permitted in accordance with the terms of the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless permitted in accordance with the terms of the Plan. During the Participant’s lifetime, the Option is exercisable only by the Participant.
14. Taxation upon Exercise. The Participant agrees to report income from this Option in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. The Participant agrees that the Company may elect (but it shall not be obligated to) withhold Optioned Shares issuable upon exercise of the Option or require the Participant to pay to the Company, upon demand, when due a cash payment for the withholding for federal or state income and employment tax purposes associated with this Option.
15. Relationship. The Option shall not be deemed to be salary or other compensation to the Participant for purposes of any pension, thrift, profit sharing, stock purchase or other employee benefit plan now maintained or hereafter adopted by the Company.
16. Notices. Any notification required by the terms of this Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
17. Entire Agreement. This Option Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
18. Waiver. No waiver of any breach or condition of this Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

19. Successors and Assigns. The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Option Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
20. Choice of Law. This Option Agreement shall be governed by the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
21. Amendment. This Option Agreement and the Option granted hereunder may be amended at any time as permitted by the terms of the Plan.
22. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23. Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Option Agreement.

TORVEC, INC.
By:
Name:
Title:

Acknowledged as of the
date first written above:

PARTICIPANT:

EXHIBIT A
NOTICE OF EXERCISE

Torvec, Inc.
1999 Mt. Read Blvd., Building #3
Rochester, NY 14615
Attn:	Date of Exercise:
Gentlemen:
1. Exercise of Option. This constitutes notice to Torvec, Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Agreement (the “Option Agreement”) under the Company’s 2011 Stock Option Plan (the “Plan”) I elect to purchase the number of Optioned Shares of Company common stock set forth below and for the price set forth below. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the stock option (the “Option”) exercised by this notice and have full power and authority to exercise the same.

Date of Grant:

Number of Optioned Shares as to which the Option is exercised:

Shares to be issued in name of:

Total exercise price:	$

Cash Exercise
Cash payment delivered herewith:	$
2. Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are limited by the Plan and are permissible only to the extent approved by the compensation committee of the Board of Directors of the Company (the “Committee”) or any committee designated thereby, in its sole discretion.
3. Delivery of Payment. With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option.
4. Rights as Shareholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my option(s). No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the optioned stock.

5. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by such administrator of the Plan shall be final and binding on all parties.
6. Governing Law; Severability. This notice is governed by the internal substantive laws but not the choice of law rules, of New York. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this notice will continue in full force and effect without said provision.
7. Entire Agreement. The Plan and the Option Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

Name:
(social security number)